Exhibit 99.2

CONSENT OF PIPER JAFFRAY & CO

We hereby consent to the inclusion of and reference to our opinion dated February 20, 2018, to the Board of Directors of First Personal Financial Corp. (“First Personal”) as Appendix B to the proxy statement/prospectus which forms part of the Registration Statement on Form S-4 (the “Registration Statement”), relating to the proposed merger of First Personal with and into NorthWest Indiana Bancorp (the “Merger”), and to the references to such opinion in such proxy statement/prospectus under the headings “Summary–Opinion of First Personal’s Financial Advisor,” “Risk Factors,” “The Merger–Background of the Merger,” “The Merger–First Personal’s Reasons for the Merger; Board Recommendation,” “The Merger–Opinion of First Personal’s Financial Advisor,” and “The Merger–Certain Financial Projections Provided by First Personal and NWIN.” By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

PIPER JAFFRAY & CO.

By:	/s/ Piper Jaffray & Co.
PIPER JAFFRAY & CO.

April 18, 2018